As filed with the Securities and Exchange Commission on November 21, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SLM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	52-2013874
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

300 Continental Drive

Newark, Delaware 19713

(302) 283-8000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Laurent C. Lutz

Executive Vice President and General Counsel

300 Continental Drive

Newark, Delaware 19713

(302) 283-8000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Andrea L. Nicolàs

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

(212) 735-3000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b–2 of the Exchange Act. (Check one):

Large accelerated filer	☒		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)(2)	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities(3), Common Stock, $0.20 par value per share(4), Preferred Stock, $0.20 par value per share, Warrants, and Units	(5)	(5)	(5)	(5)

(1)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(2)	Additional Securities may be added by automatically effective post-effective amendments pursuant to Rule 413.
(3)	Debt Securities to be offered hereunder will consist of one or more series of senior debt securities or subordinated debt securities or any combination thereof, as more fully described herein.
(4)	Common Stock may be issued upon conversion, exercise or exchange of any Debt Securities, Preferred Stock or Warrants.
(5)	An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be issued at indeterminate prices. In accordance with Rules 456(b) and Rule 457(r), the Registrant is deferring payment of all of the registration fee.

Prospectus

SLM CORPORATION

Debt Securities

Common Stock

Preferred Stock

Warrants

Units

This prospectus provides you with a general description of the securities we may offer. We may offer and sell, from time to time, in one or more offerings, any debt or equity securities, or any combination thereof, that we describe in this prospectus. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable supplement carefully before you invest.

We may issue common stock upon conversion, exercise or exchange of any debt securities, preferred stock or warrants. Our common stock is listed on The New York Stock Exchange under the symbol “SLM.”

Investing in our securities involves risk. See “Risk Factors” on page 3 of this prospectus.

Obligations of SLM Corporation and its subsidiaries are not guaranteed by the full faith and credit of the United States of America. Neither SLM Corporation nor any of its subsidiaries is a government-sponsored enterprise or an instrumentality of the United States of America.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated November 21, 2011

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration, we may, over time, sell common stock, debt securities, preferred stock and warrants described in this prospectus in one or more offerings. We may sell these securities either separately or in units. We may also issue common stock upon conversion, exchange or exercise of any of the securities mentioned above. The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities we may offer under this prospectus. You can read that registration statement at the SEC web site at http://www.sec.gov or at the SEC office mentioned under the heading “Where You Can Find More Information.”

This prospectus describes the general terms of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other terms of that offering. The prospectus supplement or any free writing prospectus prepared by us or on our behalf may also add, update or change information contained in this prospectus. To understand the terms of the securities that may be offered pursuant to this prospectus, you should carefully read this document with the applicable prospectus supplement or any free writing prospectus prepared by us or on our behalf. Together, these documents will give the specific terms of the offered securities. You should also read the documents we have incorporated by reference in this prospectus described below under “Incorporation of Certain Documents By Reference.”

You should rely only on the information incorporated by reference or provided in this prospectus, any prospectus supplement or any free writing prospectus prepared by us or on our behalf. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any free writing prospectus is accurate as of any date other than the date on the front of those documents.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference into this prospectus include forward-looking statements relating to future events or our future results. These statements are forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to come within the safe harbor protection provided by those sections. Generally, words such as “may,” “will,” “should,” “could,” “would,” “anticipate,” “expect,” “intend,” “estimate,” “plan,” “project,” “continue,” “goal” and “believe,” or other variations on these and other similar expressions identify forward-looking statements. Forward-looking statements are only predictions and, as such, are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events or our future financial performance that may not prove to be accurate. These statements speak only as of the date they were made, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Actual outcomes and results may differ materially from what is expressed or implied in these forward-looking statements. The forward-looking statements, as well as our prospects as a whole, are subject to risks and uncertainties, including, among others, the following: increases in financing costs; limits on liquidity; increases in costs associated with compliance with laws and regulations; changes in accounting standards and the impact of related changes in significant accounting estimates; any adverse outcomes in any significant litigation to which we are a party; credit risk associated with our exposure to third parties, including counterparties to our derivative transactions; and changes in the terms of student loans and the educational credit marketplace (including changes resulting from new laws and the implementation of existing laws). We could also be affected

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by, among other things: changes in our funding costs and availability; reductions to our credit ratings or the credit ratings of the United States of America; failures of our operating systems or infrastructure, including those of third-party vendors; damage to our reputation; failures to successfully implement cost-cutting and restructuring initiatives and adverse effects of such initiatives on our business; changes in the demand for educational financing or in financing preferences of lenders, educational institutions, students and their families; changes in law and regulations with respect to the student lending business and financial institutions generally; increased competition from banks and other consumer lenders; the creditworthiness of our customers; changes in the general interest rate environment, including the rate relationships among relevant money-market instruments and those of our earning assets versus our funding arrangements; changes in general economic conditions; and changes in the demand for debt management services.

For more information regarding these risks and uncertainties as well as certain additional risks that we face, investors should review the risks described in this prospectus and in the applicable prospectus supplement and those incorporated by reference into this prospectus, including those risks detailed under Item 1A, “Risk Factors” under our Annual Report on Form 10-K for the year ended December 31, 2010, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, and subsequent reports and registration statements filed from time to time with the SEC.

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SLM CORPORATION

Unless otherwise indicated or unless the context requires otherwise, references in this prospectus to the “Company,” “we,” “us,” “our,” or similar references mean SLM Corporation and its consolidated subsidiaries.

SLM Corporation, more commonly known as Sallie Mae, is the nation’s leading saving, planning and paying for education company. SLM Corporation is a holding company that operates through a number of subsidiaries. The Company was formed in 1972 as the Student Loan Marketing Association, a federally chartered government sponsored enterprise (“GSE”), with the goal of furthering access to higher education by providing liquidity to the student loan marketplace. On December 29, 2004, we completed the privatization process that began in 1997 and resulted in the dissolution of the GSE.

Our primary business is to help students and families save, plan and pay for college. As part of this, we originate, service and collect loans made to students and/or their parents to finance the cost of their education. We provide funding, delivery and servicing support for education loans in the United States, through our non-federally guaranteed Private Education Loan programs and as a servicer and collector of loans for the U.S. Department of Education (“ED”). In addition we are the largest holder, servicer and collector of loans made under the Federal Family Education Loan Program (“FFELP”), a program that was discontinued in 2010.

We have used internal growth and strategic acquisitions to attain our leadership position in the education finance market. The core of our marketing strategy is to generate private education student loan originations by promoting our products on campus through the financial aid office and through direct marketing to students and their parents. These sales and marketing efforts are supported by the largest and most diversified servicing capabilities in the industry.

We earn fee income by providing student loan-related services, including student loan servicing, loan default aversion and defaulted loan collections, transaction processing capabilities and information technology to educational institutions, 529 college-savings plan program management services and a consumer savings network.

We have the following three primary business segments:

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FFELP Loans Segment. Our FFELP Loans business segment consists of our FFELP Loan portfolio and the underlying debt and capital funding the loans. The FFELP Loans in our portfolio are financed through various types of secured non-recourse financing vehicles and unsecured debt. As a result of the long-term funding used in the FFELP Loan portfolio and the government guarantees provided on the loans, the net interest margin recorded in the FFELP Loans segment tends to be relatively stable. We no longer originate FFELP Loans; however, we are actively seeking to acquire, and have acquired, FFELP Loan portfolios. As of September 30, 2011, the portfolio has a weighted average remaining life of 7.7 years.

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Consumer Lending Segment. In this segment, we originate, acquire, finance and service Private Education Loans. Private Education Loans consist of two general types: (1) those that are designed to bridge the gap between the cost of higher education and the amount financed through either federal loans or a borrower’s resources, and (2) those that are used to meet the needs of students in alternative learning programs such as career training, distance learning and lifelong learning programs. Private Education Loans bear the full credit risk of the borrower. We manage this risk by underwriting and pricing according to credit risk based upon customized credit scoring criteria and the addition of qualified cosigners.

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Business Services Segment. In this segment we provide loan servicing to our FFELP Loans segment, ED and other third parties. We provide default aversion work and contingency collections on behalf of guarantors, colleges, ED and other third parties. Through our Campus Solutions business we provide comprehensive financing and transaction processing solutions to college financial aid offices and students to streamline the financial aid process. We also perform account asset servicing and other transaction processing activities.

A fourth segment, Other, primarily consists of the financial results related to the repurchase of debt, the corporate liquidity portfolio and all overhead. We also include results from smaller wind-down and discontinued operations within this segment.

Our principal executive offices are located at 300 Continental Drive, Newark, Delaware 19713, and our telephone number is (302) 283-8000.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the risk factors contained in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus, and other information contained in this prospectus, as updated by our future filings with the SEC. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus. The prospectus supplement applicable to each sale of securities we offer pursuant to this prospectus may contain a discussion of additional risks applicable to an investment in us and the securities we are offering under that prospectus supplement. These risks could have a material adverse effect on our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

RATIO OF EARNINGS TO FIXED CHARGES AND

PREFERRED STOCK DIVIDENDS

The following table sets forth our ratio of earnings to fixed charges and preferred stock dividends for the five years ended December 31, 2010 and the nine month period ended September 30, 2011.

	Years Ended					Nine Months Ended
	2006	2007	2008	2009	2010	Sept. 30, 2011
Ratio of earnings to fixed charges(1)(2)	1.37	—	—	1.27	1.48	1.07

Ratio of earnings to fixed charges and preferred stock dividends(1)(3)	1.35	—	—	1.20	1.40	1.06

(1)	For purposes of computing these ratios, earnings represent income (loss) from continuing operations before income tax expense plus fixed charges. Fixed charges represent interest expensed and capitalized plus one-third (the proportion deemed representative of the interest factor) of rents, net of income from subleases.
(2)	Due to pre-tax losses from continuing operations of $554 million and $34 million for the years ended December 31, 2007 and 2008, respectively, the ratio coverage was less than 1:1. We would have needed to generate $554 million and $34 million of additional earnings in the years ended December 31, 2007 and 2008, respectively, for the ratio coverage to equal 1:1.
(3)	Due to pre-tax losses from continuing operations of $554 million and $34 million for the years ended December 31, 2007 and 2008, respectively, the ratio coverage was less than 1:1. We would have needed to generate $590 million and $145 million of additional earnings in the years ended December 31, 2007 and 2008, respectively, for the ratio coverage to equal 1:1.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, we intend to use the net proceeds from the sale of the offered securities for general corporate purposes.

SECURITIES WE MAY OFFER

This section describes the general terms and provisions of the securities to which this prospectus and any prospectus supplement relates.

Types of Securities

The types of securities that we may offer and sell from time to time by this prospectus are:

•	debt securities, which we may issue in one or more series;

•	preferred stock, which we may issue in one or more series;

•	common stock;

•	warrants entitling the holders to purchase common stock, preferred stock or debt securities;

•	warrants or other rights relating to foreign currency exchange rates;

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warrants for the purchase or sale of debt securities of, or guaranteed by, the United States government or its agencies, units of a stock index or a stock basket or a commodity or a unit of a commodity index; or

•	units, each representing a combination of two or more of the foregoing securities.

We will determine when we sell securities, the amounts of securities we will sell and the prices and other terms on which we will sell them.

ADDITIONAL INFORMATION

We will describe in a prospectus supplement, which we will deliver with this prospectus, the terms of particular securities that we may offer in the future. Each prospectus supplement will include the following information:

•	the type and amount of securities that we propose to sell;

•	the initial public offering price of the securities;

•	the names of the underwriters or agents, if any, through or to which we will sell the securities;

•	the compensation, if any, of those underwriters or agents;

•	information about securities exchanges or automated quotation systems on which the securities will be listed or traded;

•	any material United States federal income tax considerations that apply to the securities; and

•	any other material information about the offering and sale of the securities.

DESCRIPTION OF DEBT SECURITIES

The following is a general description of the debt securities that we may issue from time to time. The particular terms relating to each debt security, which may be different from or in addition to the terms described below, will be set forth in a prospectus supplement relating to such securities.

We will issue debt securities under an indenture, dated as of October 1, 2000, between us and The Bank of New York Mellon, as successor to J.P. Morgan Chase Bank, National Association, as trustee, as amended or supplemented from time to time. The Bank of New York Mellon is located in New York, New York and is qualified to act as trustee under the Trust Indenture Act of 1939. The indenture permits there to be more than one trustee under the indenture with respect to different series of debt securities. The indenture is governed by the Trust Indenture Act. From January 1, 2011 to September 30, 2011, we issued $2,000,000,000 in aggregate principal amount of debt securities under the indenture.

The following is a summary of the indenture. It does not restate the indenture entirely. We urge you to read the indenture. The indenture and any applicable indenture supplement will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may inspect them at the office of the trustee, or as described under the heading “Where You Can Find More Information.” References below to an “indenture” are references to the indenture and the applicable indenture supplement under which we issue a particular series of debt securities.

Terms of the Debt Securities

Our debt securities will be unsecured obligations of SLM Corporation. We may issue them in one or more series. Authorizing resolutions, a certificate or a supplemental indenture will set forth the specific terms of each series of debt securities. A prospectus supplement, or a pricing supplement, relating to a series of debt securities will summarize the specific terms of such debt securities and the related offering including, with respect to each series of debt securities, some or all of the following, as well as any other material terms of the securities:

•	the title of the debt securities and their CUSIP and ISIN numbers, as applicable;

•	any limit upon the aggregate principal amount of the series of debt securities;

•	the date or dates on which principal and premium, if any, of the debt securities will be payable;

•	if the debt securities will bear interest:

•	the interest rate on the debt securities or the method by which the interest rate may be determined;

•	the date from which interest will accrue;

•	the record and interest payment dates for the debt securities;

•	any circumstances under which we may defer interest payments; and

•	the basis upon which interest shall be calculated if other than on the basis of a 360-day year of twelve 30-day months;

•	the place or places where:

•	we can make payments on the debt securities;

•	the debt securities can be surrendered for registration of transfer or exchange; and

•	notices and demands can be given to us relating to the debt securities and under the applicable indenture, and where notices to holders pursuant to the applicable indenture will be published;

•	any optional redemption provisions that would permit us or the holders of debt securities to elect to redeem the debt securities before their final maturity;

•	any conversion features;

•	any sinking fund provisions that would obligate us to redeem the debt securities;

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whether any of the debt securities are to be issuable as registered securities, bearer securities or both, whether debt securities are to be issuable with or without coupons or both and, if issuable as bearer securities, the date as of which the bearer securities will be dated (if other than the date of original issuance of the first debt security of that series of like tenor and term to be issued and any restrictions applicable to the offering, sale or delivery of bearer securities and whether, and the terms upon which, bearer securities of a series may be exchanged for registered securities of the same series and vice versa);

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whether all or part of the debt securities will be issued in whole or in part as temporary or permanent global securities and, if so, the depositary for those global securities and a description of any book-entry procedures relating to the global securities;

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if we issue temporary global securities, any special provisions dealing with the payment of interest and any terms relating to the ability to exchange interests in a temporary global security for interests in a permanent global security or for definitive debt securities;

•	the denominations in which the debt securities will be issued, if other than $1,000 or an integral multiple of $1,000;

•	the portion of the principal amount of debt securities payable upon a declaration of acceleration of maturity, if other than the full principal amount;

•	the currency or currencies in which the debt securities will be denominated and payable and, if a composite currency, any related special provisions;

•	any circumstances under which the debt securities may be paid in a currency other than the currency in which the debt securities are denominated and any related provisions;

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the manner in which principal, premium and interest on debt securities will be determined if they are determined with reference to an index based upon a currency or currencies other than that in which the debt securities are denominated or payable;

•	any events of default that will apply to the debt securities in addition to those contained in the applicable indenture;

•	whether the issue of debt securities may be “reopened” by offering additional securities with substantially the same terms;

•	any additions or changes to the covenants contained in the applicable indenture and the ability, if any, of the holders to waive our compliance with those additional or changed covenants;

•	whether the provisions described below under the heading “Defeasance” apply to the debt securities;

•	the identity of the security registrar and paying agent for the debt securities if other than the applicable trustee;

•	any risk factors; and

•	any other terms of the debt securities.

Covenants Contained in Indenture

The indenture does not restrict our ability to put liens on our interests in our subsidiaries, and it does not restrict our ability to sell or otherwise dispose of our interests in any of our subsidiaries.

We are required to deliver to the trustee an annual statement as to our fulfillment of all of our obligations under the indenture.

Consolidation, Merger or Sale

The indenture generally permits us to consolidate with or merge into another entity. It also permits us to sell, transfer or lease all or substantially all of our property and assets. These transactions are permitted if:

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the resulting or acquiring entity, if it is not us, is organized and existing under the laws of a domestic jurisdiction and assumes all of our obligations under the applicable indenture, including the payment of all amounts due on the debt securities and performance of obligations under the indenture;

•	immediately after the transaction, and giving effect to the transaction, no event of default under the indenture exists; and

•	we deliver to the trustee an officers’ certificate and an opinion of counsel stating that the transactions comply with these conditions.

If we consolidate with or merge into or are merged into any other entity or sell, transfer or lease all or substantially all of our property and assets according to the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in the indenture with the same effect as if it had been an original party to the indenture. As a result, the successor entity may exercise our rights and powers under the indenture, in our name and, except in the case of a lease of all or substantially all of our properties, we will be released from all our liabilities and obligations under the indenture and under the debt securities.

Events of Default and Remedies

An event of default with respect to any series of debt securities is defined in the indenture as being:

•	default for 30 days in payment of any installment of interest on any debt security of that series beyond any applicable grace period;

•	default in payment of the principal of or premium, if any, on any of the debt securities of that series when due;

•	default for 60 days after notice in the observance or performance of any other covenants in the indenture or applicable supplemental indenture relating to that series; and

•	our bankruptcy, insolvency or reorganization.

Additional events of default for your series of debt securities may be defined in a supplemental indenture for your securities.

The indenture provides that the trustee may withhold notice to the holders of any series of debt securities of any default, except a default in payment of principal, premium, if any, or interest, if any, with respect to a series of debt securities, if the trustee considers it in the interest of the holders of that series of debt securities to do so.

The indenture provides that if any event of default (other than our bankruptcy, insolvency or reorganization) has occurred and is continuing with respect to any series of debt securities, the trustee or the holders of not less than 25% in principal amount of all debt securities of that series then outstanding, acting together as a single class, may declare the principal amount of and all accrued but unpaid interest on all the debt securities of that series to be due and payable immediately. If our bankruptcy, insolvency or reorganization causes an event of default, the principal amount of and all accrued but unpaid interest on all series of debt securities that are affected by the event of default will be immediately due and payable without any declaration or action by the trustee or the holders of such debt securities.

The holders of a majority in principal amount of the debt securities of a series then outstanding that are affected by an event of default, acting as a single class, by notice to the trustee, may waive any existing default, other than any event of default in payment of principal or interest or in respect of an indenture provision that may be amended only with the consent of the holder of each affected debt security. Holders of a majority in principal amount of debt securities of any series affected by an event of default that were entitled to declare the event of default may rescind the declaration and its consequences if the rescission will not conflict with any judgment or decree for payment of money due that has been obtained by the trustee.

The holders of a majority of the outstanding principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee with respect to that series, subject to limitations specified in the indenture.

Defeasance

Defeasance and Discharge. At the time that we establish a series of debt securities under the indenture, we can provide that the debt securities of that series are subject to the defeasance and discharge provisions of the indenture. If we so provide, we will be discharged from our obligations on the debt securities of that series if we irrevocably deposit with the trustee, in trust, sufficient money or, if the debt securities of that series are denominated and payable in U.S. dollars only, eligible instruments, to pay the principal, any interest, any premium and any other sums due on the debt securities of that series, such as sinking fund payments, on the dates the payments are due under the indenture and the terms of the debt securities.

When we use the term “eligible instruments” in this section, we mean monetary assets, money market instruments and securities that are payable in dollars only and are essentially risk free as to collection of principal and interest, including:

•	direct obligations of the United States backed by the full faith and credit of the United States; or

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any obligation of a person controlled or supervised by and acting as an agency or instrumentality of the United States if the timely payment of the obligation is unconditionally guaranteed by as a full faith and credit obligation by the United States.

In the event that we deposit money and/or eligible instruments in trust and discharge our obligations under a series of debt securities as described above, then:

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the indenture will no longer apply to the debt securities of that series; but certain obligations to compensate, reimburse and indemnify the trustee, to register the transfer and exchange of debt securities, to replace lost, stolen or mutilated debt securities, to maintain paying agencies and the trust funds and to pay additional amounts, if any, required as a result of U.S. withholding taxes imposed on payments to non-U.S. persons will continue to apply; and

•	holders of debt securities of that series can only look to the trust fund for payment of principal, any premium and any interest on the debt securities of that series.

Defeasance of Covenants and Events of Default. At the time that we establish a series of debt securities under the indenture, we can provide that the debt securities of that series are subject to the covenant defeasance provisions of the indenture. If we so provide and we make the deposit, we will not have to comply with any covenant we designate when we establish the series of debt securities.

In the event of a covenant defeasance, our obligations under the indenture and the debt securities, other than with respect to the covenants specifically referred to above, will remain in effect.

If we exercise our option not to comply with any covenant and the debt securities of the series become immediately due and payable because an event of default has occurred, other than as a result of an event of default related to a covenant that is subject to defeasance, the amount of money and/or eligible instruments on deposit with the applicable trustee will be sufficient to pay the principal, any interest, any premium and any other sums, due on the debt securities of that series, such as sinking fund payments, on the date the payments are due under the applicable indenture and the terms of the debt securities, but may not be sufficient to pay amounts due at the time of acceleration. We would remain liable, however, for the balance of the payments.

Registration and Transfer

Unless we indicate otherwise in the applicable prospectus supplement, we will issue debt securities only as registered securities without coupons. Debt securities that we issue as bearer securities will have interest coupons attached, unless we indicate otherwise in the applicable prospectus supplement.

With respect to registered securities, we will keep or cause to be kept a register in which we will provide for the registration of registered securities and the registration of transfers of registered securities. We will appoint a “security registrar,” and we may appoint any “co-security registrar,” to keep the security register.

Upon surrender for registration of transfer of any registered security of any series at our office or agency maintained for that purpose in a place of payment for that series, we will execute one or more new registered securities of that series in any authorized denominations, with the same aggregate principal amount and terms. At the option of the holder, a holder may exchange registered securities of any series for other registered securities of that series, or bearer securities (along with all necessary related coupons) of any series for registered securities of the same series. Registered securities will not be exchangeable for bearer securities in any event.

We will agree in the indenture that we will maintain in each place of payment for any series of debt securities an office or agency where:

•	any debt securities of each series may be presented or surrendered for payment;

•	any registered securities of that series may be surrendered for registration of transfer;

•	debt securities of that series may be surrendered for exchange or conversion; and

•	notices and demands to or upon us in respect of the debt securities of that series and the indenture may be served.

We will not charge holders for any registration of transfer or exchange of debt securities. We may require holders to pay for any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange, other than exchanges expressly provided in the indenture to be made at our own expense or without expense or without charge to the holders.

Global Securities

We may issue debt securities of a series, in whole or in part, in the form of one or more global securities, registered in the name of Cede & Co., the nominee of The Depository Trust Company, New York, New York, unless the prospectus supplement or pricing supplement describes another depositary or states that no global securities will be issued. Unless and until it is exchanged in whole or in part for the individual debt securities it represents, a global security may not be transferred except as a whole by:

•	DTC to its nominee;

•	DTC’s nominee to the depositary or another nominee of the depositary; or

•	DTC or any nominee to a successor depositary or any nominee of that successor.

Upon the issuance of a global security, DTC will credit, on its book-entry registration and transfer system, the principal amount of the securities represented by the global security to accounts of institutions that have accounts with DTC. Institutions that have accounts with DTC are referred to as “participants.” The accounts to be credited will be designated by the agents, or by us if we sell the securities directly. Owners of beneficial interests in a global security that are not participants or persons that may hold through participants but desire to purchase, sell or otherwise transfer ownership of the securities by book-entry on the records of DTC may do so only through participants and persons that may hold through participants. Because DTC can only act on behalf of participants and persons that may hold through participants, the ability of an owner of a beneficial interest in a global security to pledge securities to persons or entities that do not participate in the book-entry and transfer system of DTC, or otherwise take actions in respect of the securities, may be limited. In addition, the laws of some states require that some purchasers of securities take physical delivery of such securities in definitive form. These limits and laws may impair a purchaser’s ability to transfer beneficial interests in a global security.

So long as DTC, or its nominee, is the registered owner of a global security, DTC or its nominee will be considered the sole owner or holder of the securities represented by the global security for all purposes under the indenture. Generally, owners of beneficial interest in a global security will not be entitled to have securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of securities in definitive form and will not be considered the owners or holders of the securities under the indenture.

Principal and interest payments on securities registered in the name of DTC or its nominee will be made to DTC or its nominee as the registered owner of a global security. Neither we, the trustee, any paying agent nor the security registrar will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that DTC, upon receipt of any payment of principal or interest, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of a global security as shown on the records of DTC. We also expect that payments by participants to owners of beneficial interests in a global security held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers and registered in “street name,” and will be the responsibility of such participants. Owners of beneficial interests in a global security that hold through DTC under a book-entry format (as opposed to holding certificates directly) may experience some delay in the receipt of interest payments since DTC will forward payments to its participants, which in turn will forward them to persons that hold through participants.

If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us or DTC within ninety days, we will issue securities in definitive registered form in exchange for a global security. In addition, either we or DTC may at any time, in our sole discretion, determine not to have the securities represented by a global security and, in that event, we will issue securities in definitive registered form in exchange for the global security. In either instance, an owner of a beneficial interest in a global security will be entitled to have securities equal in principal amount to the beneficial interest registered in its name and will be entitled to physical delivery of the securities in definitive form.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law; a member of the Federal Reserve System; a “clearing corporation” within the meaning of the New York Uniform Commercial Code; a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended; and a “banking organization” within the meaning of the New York Banking Law. DTC holds securities that its participants deposit with DTC. DTC also facilitates settlement of securities transactions among its participants, such as transfers and pledges in deposited securities, through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is owned by several DTC participants and by the New York Stock Exchange, the American Stock Exchange and the National Association of Securities Dealers, Inc. Access to DTC’s book-entry system is also available to others, including banks, brokers, dealers and trust companies, that clear through or maintain a custodian relationship with a participant, whether directly or indirectly.

Payment and Paying Agents

Unless we indicate otherwise in a prospectus supplement:

•

we will maintain an office or agency in each place of payment for any series of debt securities where debt securities of that series may be presented or surrendered for payment; we may also from time to time designate one or more other offices or agencies where debt securities of one or more series may be presented or surrendered for payment and may appoint one or more paying agents for the payment of debt securities, in one or more other cities, and may from time to time rescind these designations and appointments;

•	at our option, we may pay any interest by check mailed to the address of the person entitled to payment as that address appears in the applicable security register kept by us or by wire transfer; and

•	we will pay any installment of interest on registered securities to the person in whose name the debt security is registered at the close of business on the regular record date for that payment.

The holder of any coupon relating to a bearer security will be entitled to receive the interest payable on that coupon upon presentation and surrender of the coupon on or after the interest payment date of the coupon. We will not make payment with respect to any bearer security at any of our offices or agencies in the United States, by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States.

Modification and Amendment

Some of our rights and obligations and some of the rights of holders of the debt securities may be modified or amended with the written consent of the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of each series of debt securities affected by the modification or amendment, with each series voting as a class. The following modifications and amendments, however, will not be effective against any holder without its consent:

•	a reduction of the amount of debt securities whose holders must consent to an amendment or waiver;

•	a change in the rate of or in the time for payment of interest on any debt securities;

•	a change in the principal (and the premium, if any) of or a change in the fixed maturity of any debt securities;

•	a waiver of a default in the payment of principal (and the premium, if any) of or interest on any debt securities;

•	a change in the currency in which any payment on the debt securities is payable; or

•	any change in Section 6.04 of the Indenture (Waiver of Existing Defaults), Section 6.07 of the Indenture (Rights of Holders to Receive Payment), or a modification of any of the foregoing requirements.

Concerning the Trustee

The trustee, The Bank of New York Mellon, provides and may continue to provide various services to us in the ordinary course of its business. The indenture contains limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in specified cases or to realize on property received in respect of any claim as security or otherwise. The indenture permits the trustee to engage in other transactions; but if it acquires any conflicting interest, it must eliminate the conflict or resign.

The indenture provides that in case an event of default occurs and is not cured, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of its own affairs. The trustee may refuse to perform any duty or exercise any right or power under the indenture, unless it receives indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The laws of the State of New York will govern the indenture and the debt securities.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock is 1,125,000,000 shares of common stock, $.20 par value, and 20,000,000 shares of preferred stock, $.20 par value. As of September 30, 2011, 508,731,850 shares of our common stock and 3.3 million shares of our 6.970% Cumulative Redeemable Preferred Stock, Series A (the “Series A preferred stock”) and 4.0 million shares of our Floating-Rate Non-Cumulative Preferred Stock, Series B (the “Series B preferred stock”) were outstanding.

Common Stock

Our common stock is described in our registration statement on Form 8-A, which we filed with the SEC on August 7, 1997, as amended by our Form 8-A/A, which we filed with the SEC on July 27, 1999. These documents are incorporated by reference into this prospectus.

We will distribute a prospectus supplement with regard to each issue of common stock. Each prospectus supplement will describe the specific terms of the common stock offered through that prospectus supplement and any general terms outlined in our Form 8-A, as amended, that will not apply to that common stock.

Preferred Stock

We may issue preferred stock in one or more series with any rights and preferences that may be authorized by our board of directors. Our currently outstanding Series A preferred stock is described in our registration statement on Form 8-A, which we filed with the SEC on November 10, 1999. Our currently outstanding Series B preferred stock is described in our registration statement on Form 8-A, which we filed with the SEC on June 9, 2005. Each of these registration statements are incorporated by reference into this prospectus.

We will distribute a prospectus supplement with regard to each particular series of preferred stock. Each prospectus supplement will describe, as to the series of preferred stock to which it relates:

•	the title of the series of preferred stock;

•	any limit upon the number of shares of the series of preferred stock that may be issued;

•	the preference, if any, to which holders of the series of preferred stock will be entitled upon our liquidation;

•	the date or dates, if any, on which we will be required or permitted to redeem the preferred stock;

•	the terms, if any, on which we or holders of the preferred stock will have the option to cause the preferred stock to be redeemed or purchased;

•	the voting rights, if any, of the holders of the preferred stock;

•	the dividends, if any, that will be payable with regard to the series of preferred stock, which may be fixed dividends or participating dividends, and may be cumulative or non-cumulative;

•	the right, if any, of holders of the preferred stock to convert it into another class of our stock or securities, including provisions intended to prevent dilution of those conversion rights;

•	any provisions by which we will be required or permitted to make payments to a sinking fund to be used to redeem preferred stock, or a purchase fund to be used to purchase preferred stock; and

•	any other material terms of the preferred stock.

Any or all of these rights may be greater than the rights of the holders of common stock.

Our board of directors, without shareholder approval, may issue preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of our common stock. The terms of the preferred stock that might be issued could conceivably prohibit us from:

•	consummating a merger;

•	reorganizing;

•	selling substantially all of our assets;

•	liquidating; or

•	engaging in other extraordinary corporate transactions without shareholder approval.

Preferred stock could therefore be issued with terms calculated to delay, defer or prevent a change in our control or to make it more difficult to remove our management. Our issuance of preferred stock may have the effect of decreasing the market price of the common stock.

DESCRIPTION OF WARRANTS

We may issue:

•	warrants for the purchase of debt securities, preferred stock, common stock or units of two or more of these types of securities;

•	currency warrants, which are warrants or other rights relating to foreign currency exchange rates; or

•

index warrants, which are warrants for the purchase or sale of debt securities of, or guaranteed by, the United States government or its agencies, units of a stock index or a stock basket or a commodity or a unit of a commodity index.

Warrants may be issued independently or together with debt securities, preferred stock or common stock, and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants.

We will distribute a prospectus supplement with regard to each issue of warrants. Each prospectus supplement will describe:

•

in the case of warrants to purchase debt securities, the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of the warrants, and the price at which you may purchase the debt securities upon exercise;

•

in the case of warrants to purchase preferred stock, the designation, number of shares, stated value and terms, such as liquidation, dividend, conversion and voting rights, of the series of preferred stock purchasable upon exercise of the warrants, and the price at which you may purchase shares of preferred stock of that series upon exercise;

•

in the case of warrants to purchase common stock, the number of shares of common stock purchasable upon the exercise of the warrants and the price at which you may purchase shares of common stock upon exercise;

•

in the case of currency warrants, the designation, aggregate principal amount, whether the currency warrants are put or call currency warrants or both, the formula for determining any cash settlement value, exercise procedures and conditions, the date on which your right to exercise the currency warrants commences and the date on which your right expires, and any other terms of the currency warrants;

•

in the case of index warrants, the designation, aggregate principal amount, the procedures and conditions relating to the exercise of the index warrants, the date on which your right to exercise the index warrants commences and the date on which your right expires, the national securities exchange on which the index warrants will be listed, if any, and any other material terms of the index warrants;

•

in the case of warrants to purchase units of two or more securities, the type, number and terms of the units purchasable upon exercise of the warrants and the price at which you may purchase units upon exercise;

•	the period during which you may exercise the warrants;

•	any provision adjusting the securities that may be purchased on exercise of the warrants, and the exercise price of the warrants, to prevent dilution or otherwise;

•	the place or places where warrants can be presented for exercise or for registration of transfer or exchange; and

•	any other material terms of the warrants.

Unless we provide otherwise in a prospectus supplement, warrants for the purchase of preferred stock and common stock will be offered and exercisable for U.S. dollars only, and will be issued in registered form only. The exercise price for warrants will be subject to adjustment as described in the prospectus supplement for those warrants.

Prior to the exercise of any warrants to purchase debt securities, preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the securities purchasable upon exercise, including:

•

in the case of warrants for the purchase of debt securities, the right to receive payments of principal of or any premium or interest on the debt securities purchasable upon exercise, or to enforce covenants in the applicable indenture; or

•	in the case of warrants for the purchase of preferred stock or common stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

DESCRIPTION OF UNITS

We may issue units consisting of common stock, preferred stock, debt securities and warrants, or any combination of those securities. The prospectus supplement relating to the offering of such units will describe their terms, including the following:

•	the terms of each of the securities included in the units, including whether and under what circumstances the securities included in the units may or may not be traded separately;

•	the terms of any unit agreement governing the units;

•	if applicable, a discussion of certain U.S. federal income tax considerations; and

•	the provision for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may sell any of the securities being offered by this prospectus separately or together:

•	through agents;

•	to or through underwriters who may act directly or through a syndicate represented by one or more managing underwriters;

•	through dealers;

•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	in exchange for our outstanding indebtedness;

•	directly to purchasers, through a specific bidding, auction or other process; or

•	through a combination of any of these methods of sale.

If the securities offered under this prospectus are issued in exchange for our outstanding securities, the applicable prospectus supplement will describe the terms of the exchange, and the identity and the terms of sale of the securities offered under this prospectus by the selling security holders.

The distribution of securities may be effected from time to time in one or more transactions at a fixed price or prices that may be changed, at market prices prevailing at the time of sale or prices related to prevailing market prices or at negotiated prices.

Agents designated by us from time to time may solicit offers to purchase the securities. We will name any agent involved in the offer or sale of the securities and set forth any commissions payable by us to an agent in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent may be deemed to be an “underwriter” of the securities as that term is defined in the Securities Act.

If we utilize an underwriter or underwriters in the sale of securities, we will execute an underwriting agreement with the underwriter or underwriters at the time we reach an agreement for sale. We will set forth in the prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers. This compensation may be in the form of discounts, concessions or commissions. Underwriters and others participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of securities. We will describe any of these activities in the prospectus supplement.

If a dealer is utilized in the sale of the securities, we or an underwriter will sell securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The prospectus supplement will set forth the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities, and we may sell directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The prospectus supplement will describe the terms of any direct sales, including the terms of any bidding or auction process, if utilized.

Agreements we enter into with agents, underwriters and dealers may entitle them to indemnification by us against specified liabilities, including liabilities under the Securities Act, or to contribution by us to payments they may be required to make in respect of these liabilities. The prospectus supplement will describe the terms and conditions of indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates, may be our customers, or engage in transactions with or perform services for us and our subsidiaries in the ordinary course of business.

Certain of the agents, underwriters and dealers that we sell the securities offered under this prospectus to or through, and certain of their affiliates, engage in transactions with and perform services for us in the ordinary course of business. We may enter into hedging transactions in connection with any particular issue of the securities offered under this prospectus, including forwards, futures, options, interest rate or exchange rate swaps and repurchase or reverse repurchase transactions with, or arranged by, the applicable agent, underwriter or dealer, an affiliate of that agent, underwriter or dealer or an unrelated entity. We, the applicable agent, underwriter or dealer or other parties may receive compensation, trading gain or other benefits in connection with these transactions. We are not required to engage in any of these transactions. If we commence these transactions, we may discontinue them at any time. Counterparties to these hedging activities also may engage in market transactions involving the securities offered under this prospectus.

No securities may be sold under this prospectus without delivery (in paper format, in electronic format, in electronic format on the Internet, or by other means) of the applicable prospectus supplement describing the method and terms of the offering.

LEGAL MATTERS

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities and certain U.S. federal income tax matters may be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, and for the underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2010 have been so incorporated in reliance on the report(s) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. The SEC’s website contains reports, proxy and information statements and other information regarding issuers, such as us, that file electronically with the SEC. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room. We maintain a website at http://www.salliemae.com. We have not incorporated by reference into this prospectus the information in, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus.

We have filed a registration statement and related exhibits with the SEC under the Securities Act of 1933. This registration statement contains additional information about us and our securities. You can inspect the registration statement and exhibits without charge at the SEC’s Public Reference Room, and you may obtain copies from the SEC at prescribed rates.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we have filed with the SEC. The information we incorporate by reference into this prospectus is an important part of this prospectus. Any statement in a document we incorporate by reference into this prospectus will be considered to be modified or superseded to the extent a statement contained in this prospectus or any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes that statement. The modified or superseded statement will not be considered to be a part of this prospectus, except as modified or superseded.

We incorporate by reference into this prospectus the information contained in the documents listed below, which is considered to be a part of this prospectus, except information furnished under Item 2.02 or Item 7.01 of Form 8-K, which is neither deemed filed nor incorporated by reference herein:

•	our annual report on Form 10-K for the year ended December 31, 2010, filed with the SEC on February 28, 2011, including Amendment No. 1 to Form 10-K filed with the SEC on May 12, 2011;

•	our quarterly reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011, filed with the SEC on May 6, 2011, August 5, 2011 and November 4, 2011, respectively;

•

our current reports on Form 8-K filed with the SEC on January 3, 2011, January 6, 2011, January 18, 2011, February 1, 2011 (including Amendment No. 1 to Form 8-K filed on February 1, 2011), April 20, 2011, May 24, 2011 and November 21, 2011;

•

the description of our common stock in our Form 8-A, which we filed with the SEC on August 7, 1997 and amended on July 27, 1999, and any amendments or reports filed for the purpose of updating this description;

•	the description of our 6.97% Cumulative Redeemable Preferred Stock, Series A in our Form 8-A, which we filed with the SEC on November 10, 1999;

•	the description of our Floating Rate Non-Cumulative Preferred Stock, Series B in our Form 8-A, which we filed with the SEC on June 9, 2005;

•	the description of our currently outstanding 6% Senior Notes due December 15, 2043 in our Form 8-A, which we filed with the SEC on December 19, 2003; and

•

the description of our currently outstanding $200,000,000 CPI- Linked Medium Term Notes due March 15, 2017 ($25 Par) in our Form 8-A, which we filed with the SEC on April 4, 2005, and our Form 8-A/A which we filed on April 19, 2005;

•	the description of our currently outstanding $75,000,000 CPI- Linked Medium Term Notes due January 16, 2018 ($25 Par) in our Form 8-A, which we filed with the SEC on January 19, 2006;

•

future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the date of the initial registration statement and prior to effectiveness of the registration statement and after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Corporate Secretary

SLM Corporation

300 Continental Drive

Newark, DE 19713

(302) 283-8000

You should rely only on the information incorporated by reference or provided in this prospectus and any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of these documents.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth all expenses payable by us in connection with the offering of the securities being registered, other than discounts and commissions.

Registration Fee	$	*
Printing Expenses	$	**
Legal Fees and Expenses	$	**
Accounting Fees and Expenses	$	**
Blue Sky Fees and Expenses	$	**
Trustee, Transfer Agent and Registrar Fees and Expenses	$	**
Rating Agency Fees and Expenses	$	**
Miscellaneous	$	**
Total	$

*	Deferred in reliance upon Rules 456(b) and 457(r).
**	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Officers and Directors.

As permitted by Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”), the Company’s certificate of incorporation provides that none of the Company’s directors will be personally liable to the Company or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of the foregoing Article SIXTH of the Company’s certificate of incorporation by the Company’s stockholders will not adversely affect any right of a director existing at the time of such repeal or modification with respect to any act or omission occurring prior to such repeal or modification.

Under Section 145 of the DGCL, a corporation has the power to indemnify directors and officers under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys’ fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of being a director or officer of the corporation if it is determined that the director or officer acted in accordance with the applicable standard of conduct set forth in such statutory provision. Article VIII of the Company’s by-laws provides that the Company will indemnify any person who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Company, or is or was a director of officer of the Company serving at the request of the Company as a director, officer, employee or agent of another entity, against certain liabilities, costs and expenses. Article VIII also provides for the advancement of expenses to an indemnified party upon receipt of an undertaking by the party to repay those amounts if it is ultimately determined that he or she is not entitled to be indemnified by the Company. Any repeal or modification of the foregoing provisions of Article VIII of the Company’s by-laws will be prospective only and will not in any way adversely affect any right of a director or officer in effect at the time with respect to any act or omission occurring prior to such repeal or modification.

The Company has also entered into indemnification agreements (the “Indemnification Agreements”) with its independent directors (individually, the “Indemnitee”). The Indemnification Agreements, among other things, provide for the maximum indemnity permitted for directors under Section 145 of the DGCL and the Company’s By-laws, as well as additional procedural protections. The Indemnification Agreements require the Company to indemnify the relevant Indemnitee against liability that may arise by reason of his or her status or service as director of the Company if the Indemnitee acted in good faith, for a purpose which he or she reasonably believed to be in or not opposed to the best interests of the Company, and in the case of a criminal proceeding, in addition, had no reasonable cause to believe that his or her conduct was unlawful. The Indemnification Agreements require the Company to advance any expenses incurred by the relevant Indemnitee as a result of any proceeding against him or her, so long as the Indemnitee provides an undertaking that the Indemnitee will repay the advances to the extent that it ultimately is determined that the Indemnitee is not entitled to be indemnified by the Company, the expenses have not been paid for under any insurance policy, the underlying claim giving rise to the expenses is not for violation of Section 16(b) of the Exchange Act of 1934 (“short swing profits”), and the claim was not initiated by the Indemnitee.

The Company maintains a director and officer insurance policy which insures the directors and officers of the Company and its subsidiaries, within certain limits and subject to certain limitations, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings in which they are parties by reason of being or having been directors or officers.

Item 16.	Exhibits

The following exhibits are filed herewith or incorporated by reference:

Exhibit No.	Description of Document

1.1*	Form of Underwriting Agreement

1.2	Form of Underwriting Agreement (Preferred Stock) (incorporated by reference to Exhibit 1.1 to the Company’s Current Report on Form 8-K filed on November 12, 1999 (File No. 1-13251))

1.3	Medium Term Notes, Series A, Amended and Restated Distribution Agreement, dated as of June 11, 2008, among the Company and the Agents party thereto (incorporated by reference to Exhibit 1.1 to the Company’s Current Report on Form 8-K filed on June 16, 2008 (File No. 1-13251))

1.4	Amended and Restated Selling Agent Agreement, dated as of July 22, 2008 among the Company and the Agents party thereto (incorporated by reference Exhibit 1.1 to the Company’s Current Report on Form 8-K filed on July 25, 2008 (File No. 1-13251))

4.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-8 filed on May 22, 2009 (File No. 1-13251))

4.2	By-Laws of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 10-Q filed on August 6, 2008 (File No. 1-13251))

4.3	Indenture, dated as of October 1, 2000, between the Company and The Bank of New York Mellon, as successor to J.P. Morgan Chase Bank, National Association, formerly Chase Manhattan Bank (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on October 5, 2000 (File No. 1-13251))

4.4	Fourth Supplemental Indenture, dated as of January 16, 2003, between the registrant and Deutsche Bank Trust Company Americas (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on January 17, 2003 (File No. 1-13251))

4.5	Amended Fourth Supplemental Indenture, dated as of December 17, 2004, between the Company and Deutsche Bank Trust Company Americas (incorporated by reference to Exhibit 4.1 to the Company’s current report on Form 8-K filed on December 17, 2004 (File No. 1-13251))

4.6	Second Amended Fourth Supplemental Indenture, dated as of July 22, 2008, between the Company and Deutsche Bank Trust Company Americas (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on July 25, 2008 (File No. 1-13251))

4.7	Sixth Supplemental Indenture, dated as of October 15, 2008, between the Company and The Bank of New York Mellon (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on October 15, 2008 (File No. 1-13251))

4.8*	Form of Warrant Agreement

4.9	Medium Term Note Master Note, Series A (incorporated by reference to Exhibit 4.1.1 to the Company’s Current Report on Form 8-K filed on November 7, 2001 (File No. 1-13251))

4.10	Form of Fixed Rate Medium Term Note, Series A (incorporated by reference to Exhibit 4.10 to the Company’s Registration Statement on Form S-3 filed on November 20, 2008 (Registration No. 333-155492))

4.11	Form of CD Rate Floating Rate Medium Term Note, Series A (incorporated by reference to Exhibit 4.11 to the Company’s Registration Statement on Form S-3 filed on November 20, 2008 (Registration No. 333-155492))

4.12	Form of CMT Rate Floating Rate Medium Term Note, Series A (incorporated by reference to Exhibit 4.12 to the Company’s Registration Statement on Form S-3 filed on November 20, 2008 (Registration No. 333-155492))

4.13	Form of Commercial Paper Rate Floating Rate Medium Term Note, Series A (incorporated by reference to Exhibit 4.13 to the Company’s Registration Statement on Form S-3 filed on November 20, 2008 (Registration No. 333-155492))

4.14	Form of Federal Funds Rate Floating Rate Medium Term Note, Series A (incorporated by reference to Exhibit 4.14 to the Company’s Registration Statement on Form S-3 filed on November 20, 2008 (Registration No. 333-155492))

4.15	Form of LIBOR Floating Rate Medium Term Note, Series A (incorporated by reference to Exhibit 4.15 to the Company’s Registration Statement on Form S-3 filed on November 20, 2008 (Registration No. 333-155492))

4.16	Form of Prime Rate Floating Rate Medium Term Note, Series A (incorporated by reference to Exhibit 4.16 to the Company’s Registration Statement on Form S-3 filed on November 20, 2008 (Registration No. 333-155492))

4.17	Form of Treasury Bill Rate Floating Rate Medium Term Note, Series A (incorporated by reference to Exhibit 4.17 to the Company’s Registration Statement on Form S-3 filed on November 20, 2008 (Registration No. 333-155492))

4.18	Form of CPI-Linked Floating Rate Medium Term Note, Series A (incorporated by reference to Exhibit 4.18 to the Company’s Registration Statement on Form S-3 filed on November 20, 2008 (Registration No. 333-155492))

4.19	Medium Term Note Master Note, Series B (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on January 28, 2003 (File No. 1-13251))

4.20	Form of Fixed Rate Medium Term Note, Series B (incorporated by reference to Exhibit 4.20 to the Company’s Registration Statement on Form S-3 filed on November 20, 2008 (Registration No. 333-155492))

4.21	Form of Floating Rate-Commercial Paper Rate Medium Term Note, Series B (incorporated by reference to Exhibit 4.21 to the Company’s Registration Statement on Form S-3 filed on November 20, 2008 (Registration No. 333-155492))

4.22	Form of Floating Rate-LIBOR Medium Term Note, Series B (incorporated by reference to Exhibit 4.22 to the Company’s Registration Statement on Form S-3 filed on November 20, 2008 (Registration No. 333-155492))

4.23	Form of Floating Rate-Prime Rate Medium Term Note, Series B (incorporated by reference to Exhibit 4.23 to the Company’s Registration Statement on Form S-3 filed on November 20, 2008 (Registration No. 333-155492))

4.24	Form of Floating Rate-Treasury Bill Rate Medium Term Note, Series B (incorporated by reference to Exhibit 4.24 to the Company’s Registration Statement on Form S-3 filed on November 20, 2008 (Registration No. 333-155492))

4.25	Form of Floating Rate-CMT Rate Medium Term Note, Series B (incorporated by reference to Exhibit 4.25 to the Company’s Registration Statement on Form S-3 filed on November 20, 2008 (Registration No. 333-155492))

4.26	Form of Floating Rate-Consumer Price Index—Linked Note, Series B (incorporated by reference to Exhibit 4.26 to the Company’s Registration Statement on Form S-3 filed on November 20, 2008 (Registration No. 333-155492))

4.27	Officers’ Certificate Establishing the Terms of the Medium Term Notes, Series B (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on January 28, 2003 (File No. 1-13251))

4.28	Officers’ Certificate Amending and Restating the Terms of the Medium Term Notes, Series B (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on January 11, 2005 (File No. 1-13251))

4.29	Officers’ Certificate Amending and Restating the Terms of the Medium Term Notes, Series B (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on July 25, 2008 (File No. 1-13251))

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney (included on the signature page hereto)

25.1	Statement of Eligibility of Trustee on Form T-1 of The Bank of New York Mellon

25.2	Statement of Eligibility of Trustee on Form T-1 of Deutsche Bank Trust Company Americas

*	To be filed by an amendment or an exhibit to a document to be incorporated or deemed to be incorporated by reference to this registration statement, including a Current Report on Form 8-K.

Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 420B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, SLM Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, Delaware, on November 21, 2011.

SLM CORPORATION

By:	/s/ Albert L. Lord
Name: Albert L. Lord
Title: Vice Chairman and Chief Executive Officer

Each person whose signature appears below constitutes and appoints each of Jonathan C. Clark, Laurent C. Lutz and John F. Remondi and each or any of them (with full power to act alone) as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ANTHONY P. TERRACCIANO Anthony P. Terracciano	Chairman of the Board of Directors	November 21, 2011

/s/ ALBERT L. LORD Albert L. Lord	Vice Chairman and Chief Executive Officer	November 21, 2011

/s/ JONATHAN C. CLARK Jonathan C. Clark	Executive Vice President and Chief Financial Officer	November 21, 2011

/s/ ANN TORRE BATES Ann Torre Bates	Director	November 21, 2011

/s/ WILLIAM M. DIEFENDERFER, III William M. Diefenderfer III	Director	November 21, 2011

/s/ DIANE SUITT GILLELAND Diane Suitt Gilleland	Director	November 21, 2011

/s/ EARL A. GOODE Earl A. Goode	Director	November 21, 2011

/s/ RONALD F. HUNT Ronald F. Hunt	Director	November 21, 2011

/s/ MICHAEL E. MARTIN Michael E. Martin	Director	November 21, 2011

/s/ BARRY A. MUNITZ Barry A. Munitz	Director	November 21, 2011

/s/ HOWARD H. NEWMAN Howard H. Newman	Director	November 21, 2011

/s/ A. ALEXANDER PORTER, JR. A. Alexander Porter, Jr.	Director	November 21, 2011

/s/ FRANK C. PULEO Frank C. Puleo	Director	November 21, 2011

/s/ WOLFGANG SCHOELLKOPF Wolfgang Schoellkopf	Director	November 21, 2011

/s/ STEVEN L. SHAPIRO Steven L. Shapiro	Director	November 21, 2011

/s/ J. TERRY STRANGE J. Terry Strange	Director	November 21, 2011

/s/ BARRY L. WILLIAMS Barry L. Williams	Director	November 21, 2011

EXHIBIT INDEX

Exhibit No.	Description of Document

1.1*	Form of Underwriting Agreement

1.2	Form of Underwriting Agreement (Preferred Stock) (incorporated by reference to Exhibit 1.1 to the Company’s Current Report on Form 8-K filed on November 12, 1999 (File No. 1-13251))

1.3	Medium Term Notes, Series A, Amended and Restated Distribution Agreement, dated as of June 11, 2008, among the Company and the Agents party thereto (incorporated by reference to Exhibit 1.1 to the Company’s Current Report on Form 8-K filed on June 16, 2008 (File No. 1-13251))

1.4	Amended and Restated Selling Agent Agreement, dated as of July 22, 2008 among the Company and the Agents party thereto (incorporated by reference Exhibit 1.1 to the Company’s Current Report on Form 8-K filed on July 25, 2008 (File No. 1-13251))

4.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-8 filed on May 22, 2009 (File No. 1-13251))

4.2	By-Laws of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 10-Q filed on August 6, 2008 (File No. 1-13251))

4.3	Indenture, dated as of October 1, 2000, between the Company and The Bank of New York Mellon, as successor to J.P. Morgan Chase Bank, National Association, formerly Chase Manhattan Bank (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on October 5, 2000 (File No. 1-13251))

4.4	Fourth Supplemental Indenture, dated as of January 16, 2003, between the registrant and Deutsche Bank Trust Company Americas (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on January 17, 2003 (File No. 1-13251))

4.5	Amended Fourth Supplemental Indenture, dated as of December 17, 2004, between the Company and Deutsche Bank Trust Company Americas (incorporated by reference to Exhibit 4.1 to the Company’s current report on Form 8-K filed on December 17, 2004 (File No. 1-13251))

4.6	Second Amended Fourth Supplemental Indenture, dated as of July 22, 2008, between the Company and Deutsche Bank Trust Company Americas (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on July 25, 2008 (File No. 1-13251))

4.7	Sixth Supplemental Indenture, dated as of October 15, 2008, between the Company and The Bank of New York Mellon (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on October 15, 2008 (File No. 1-13251))

4.8*	Form of Warrant Agreement

4.9	Medium Term Note Master Note, Series A (incorporated by reference to Exhibit 4.1.1 to the Company’s Current Report on Form 8-K filed on November 7, 2001 (File No. 1-13251))

4.10	Form of Fixed Rate Medium Term Note, Series A (incorporated by reference to Exhibit 4.10 to the Company’s Registration Statement on Form S-3 filed on November 20, 2008 (Registration No. 333-155492))

4.11	Form of CD Rate Floating Rate Medium Term Note, Series A (incorporated by reference to Exhibit 4.11 to the Company’s Registration Statement on Form S-3 filed on November 20, 2008 (Registration No. 333-155492))

4.12	Form of CMT Rate Floating Rate Medium Term Note, Series A (incorporated by reference to Exhibit 4.12 to the Company’s Registration Statement on Form S-3 filed on November 20, 2008 (Registration No. 333-155492))

4.13	Form of Commercial Paper Rate Floating Rate Medium Term Note, Series A (incorporated by reference to Exhibit 4.13 to the Company’s Registration Statement on Form S-3 filed on November 20, 2008 (Registration No. 333-155492))

4.14	Form of Federal Funds Rate Floating Rate Medium Term Note, Series A (incorporated by reference to Exhibit 4.14 to the Company’s Registration Statement on Form S-3 filed on November 20, 2008 (Registration No. 333-155492))

4.15	Form of LIBOR Floating Rate Medium Term Note, Series A (incorporated by reference to Exhibit 4.15 to the Company’s Registration Statement on Form S-3 filed on November 20, 2008 (Registration No. 333-155492))

4.16	Form of Prime Rate Floating Rate Medium Term Note, Series A (incorporated by reference to Exhibit 4.16 to the Company’s Registration Statement on Form S-3 filed on November 20, 2008 (Registration No. 333-155492))

4.17	Form of Treasury Bill Rate Floating Rate Medium Term Note, Series A (incorporated by reference to Exhibit 4.17 to the Company’s Registration Statement on Form S-3 filed on November 20, 2008 (Registration No. 333-155492))

4.18	Form of CPI-Linked Floating Rate Medium Term Note, Series A (incorporated by reference to Exhibit 4.18 to the Company’s Registration Statement on Form S-3 filed on November 20, 2008 (Registration No. 333-155492))

4.19	Medium Term Note Master Note, Series B (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on January 28, 2003 (File No. 1-13251))

4.20	Form of Fixed Rate Medium Term Note, Series B (incorporated by reference to Exhibit 4.20 to the Company’s Registration Statement on Form S-3 filed on November 20, 2008 (Registration No. 333-155492))

4.21	Form of Floating Rate-Commercial Paper Rate Medium Term Note, Series B (incorporated by reference to Exhibit 4.21 to the Company’s Registration Statement on Form S-3 filed on November 20, 2008 (Registration No. 333-155492))

4.22	Form of Floating Rate-LIBOR Medium Term Note, Series B (incorporated by reference to Exhibit 4.22 to the Company’s Registration Statement on Form S-3 filed on November 20, 2008 (Registration No. 333-155492))

4.23	Form of Floating Rate-Prime Rate Medium Term Note, Series B (incorporated by reference to Exhibit 4.23 to the Company’s Registration Statement on Form S-3 filed on November 20, 2008 (Registration No. 333-155492))

4.24	Form of Floating Rate-Treasury Bill Rate Medium Term Note, Series B (incorporated by reference to Exhibit 4.24 to the Company’s Registration Statement on Form S-3 filed on November 20, 2008 (Registration No. 333-155492))

4.25	Form of Floating Rate-CMT Rate Medium Term Note, Series B (incorporated by reference to Exhibit 4.25 to the Company’s Registration Statement on Form S-3 filed on November 20, 2008 (Registration No. 333-155492))

4.26	Form of Floating Rate-Consumer Price Index—Linked Note, Series B (incorporated by reference to Exhibit 4.26 to the Company’s Registration Statement on Form S-3 filed on November 20, 2008 (Registration No. 333-155492))

4.27	Officers’ Certificate Establishing the Terms of the Medium Term Notes, Series B (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on January 28, 2003 (File No. 1-13251))

4.28	Officers’ Certificate Amending and Restating the Terms of the Medium Term Notes, Series B (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on January 11, 2005 (File No. 1-13251))

4.29	Officers’ Certificate Amending and Restating the Terms of the Medium Term Notes, Series B (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on July 25, 2008 (File No. 1-13251))

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney (included on the signature page hereto)

25.1	Statement of Eligibility of Trustee on Form T-1 of The Bank of New York Mellon

25.2	Statement of Eligibility of Trustee on Form T-1 of Deutsche Bank Trust Company Americas

*	To be filed by an amendment or an exhibit to a document to be incorporated or deemed to be incorporated by reference to this registration statement, including a Current Report on Form 8-K.